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                                                                EXHIBIT 23.4


               CONSENT OF INDEPENDENT CERTIFIED ACCOUNTANTS


     We have issued our report dated January 17, 1996, accompanying the financial statements of A.M. Miller & Associates, Inc. for the year ended December 31, 1995. We hereby consent to the inclusion of the above-mentioned report in this registration statement on Form S-4 of Outsourcing Solutions Inc. We also consent to the reference to our firm under the caption "Experts".


                                  /s/ Schweitzer Rubin Karon & Bremer
                                  -----------------------------------
                                      SCHWEITZER RUBIN KARON & BREMER
                                      Certified Public Accountants

January 16, 1997
Minneapolis, Minnesota